UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

WIND POWER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	3511	30-0591910
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Wind Power Holdings, Inc.

29 Pitman Road

Barre, Vermont 05641

(802) 461-2955

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Troy C. Patton

Wind Power Holdings, Inc.

President and Chief Executive Officer

29 Pitman Road

Barre, Vermont 05641

(802) 461-2955

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Elliot J. Mark

Vice President and General Counsel

Wind Power Holdings, Inc.

29 Pitman Road

Barre, Vermont 05641

(802) 461-2955

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of a “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

EXPLANATORY NOTE

Wind Power Holdings, Inc. is filing this General Form for Registration of Securities on Form 10, which we refer to as the Registration Statement, to register its common stock, par value $0.01 per share, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Wind Power Holdings, Inc. is filing this Amendment No. 1 to the Registration Statement to correct an error in the original filing of this Registration Statement. This Registration Statement is being filed under Section 12(g) of the Exchange Act, not Section 12(b) of the Exchange Act. The cover page of the original filing, and the corresponding EDGAR document code, erroneously stated that this Registration Statement was being filed pursuant to Section 12(b) of the Exchange Act.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

WIND POWER HOLDINGS, INC.

Date: April 8, 2014	By:	/s/ Elliot J. Mark
Elliot J. Mark Vice President and General Counsel

EXHIBIT LIST

Number	Description

3.1^	Fourth Amended and Restated Certificate of Incorporation of the Registrant

3.2^	Amended and Restated Bylaws of the Registrant

4.1*	Form of Common Stock Certificate of the Registrant

4.2^	Fourth Amended and Restated Investors’ Rights Agreement by and between the Registrant and certain of its stockholders dated August 30, 2013

4.3^	Fourth Amended and Restated Voting Rights Agreement by and between the Registrant and certain of its stockholders dated August 30, 2013

10.1#^	Wind Power Holdings, Inc. 2008 Equity Incentive Plan and forms of agreement thereunder

10.2#^	Northern Power Systems, Inc. 2011 Stock Option and Grant Plan and forms of agreements thereunder

10.3#^	Northern Power Systems Utility Scale, Inc. 2011 Stock Option and Grant Plan and forms of agreements thereunder

10.4#^	Wind Power Holdings, Inc. 2013 Stock Option and Grant Plan and forms of agreements thereunder

10.5#^	Employment Agreement by and between the Registrant and Troy Patton

10.6#^	Form of Employment Agreement with other executive officers

10.7^	Loan and Security Agreement by and between the Registrant and Comerica Bank, as amended, dated December 1, 2011

10.8*	Technological Know-How Transfer Agreement for NPS 2.X by and between the Registrant and WEG Equipamentos Elétricos S.A. dated March 20, 2013

10.9^	Letter of Intent by and between the Registrant and Mira III Acquisition Corp. dated as of January 15, 2014

10.10^	Engagement Letter by and between the Registrant and Beacon Securities Limited dated as of December 7, 2013

16.1^	Letter from Deloitte & Touche LLP (former auditor)

21.1^	Subsidiaries of the Registrant

^	Previously filed.
*	To be filed by amendment.
#	Indicates management contract or compensatory plan, contract or agreement.